Registration No. 333-39711
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-8
                                   TO FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     33-0266015
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


           40-004 COOK STREET
         PALM DESERT, CALIFORNIA                           92211
 (Address of principal executive offices)                (Zip Code)


                  PURO WATER GROUP, INC. 1996 STOCK OPTION PLAN
             PURO WATER GROUP, INC. 1997 DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                               DAMIAN C. GEORGINO
        EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                        UNITED STATES FILTER CORPORATION
                   40-004 COOK STREET PALM DESERT, CALIFORNIA
                  92211 (Name and address of agent for service)

                                 (760) 340-0098
          (Telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE


      United  States Filter  Corporation  (the  "Registrant")  hereby amends its
Registration Statement on Form S-4 (File No. 333-39711) filed on November 6, 1997, and amended by Amendment No. 1 on November 25, 1997 (the "Form S-4"), by filing this Post-Effective Amendment No. 2 on Form S-8 to the Form S-4 (the "Registration Statement") relating to 33,925 shares of Common Stock, par value $.01 per share, of the Registrant (the "Common Stock") issuable in connection with the Puro Water Group, Inc. 1996 Stock Option Plan and the Puro Water Group, Inc. 1997 Directors Stock Option Plan (collectively, the "Plans").

      On December 30, 1997, pursuant to an Agreement and Plan of Merger, dated as of October 8, 1997 (the "Combination Agreement"), USF/PW Acquisition Corporation, a wholly owned subsidiary of the Registrant, was merged with and into Puro Water Group, Inc. ("Puro"), with Puro surviving as a wholly owned subsidiary of the Registrant (the "Combination"). As provided in the Combination Agreement, each outstanding share of common stock of Puro was converted into the right to receive 0.23 shares of the Registrant's Common Stock.

      Pursuant to the Combination Agreement, the Registrant has taken such actions as are necessary such that the Registrant's Common Stock will be issuable under the Plans in such amounts and at such prices as adjusted pursuant to the Plans and the Combination Agreement.

      This Registration Statement relates only to the 33,925 shares of the Registrant's Common Stock registered on the Form S-4 that were not issued in the Combination and that are issuable with respect to the Plans.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the United States Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the year ended March 31, 1998; (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, as amended on May 12, 1998 and May 14, 1998; (iii) the Registrant's Current Reports on Form 8-K dated January 16, 1998 (as amended on May 12, 1998 and May 14, 1998), May 12, 1998 (as amended on May 14, 1998), May 19, 1998 and
June 15, 1998; and (iv) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as the same may be amended.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plans meeting the requirements of Section 10(a) of the United States Securities Act of 1933, as amended (the "Securities Act").


ITEM 4.     DESCRIPTION OF SECURITIES.

      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Certificate of Incorporation and the Bylaws of the Registrant provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Registrant.

      Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

      If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

      Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

      The Registrant maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities for such individuals to the Registrant.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Inapplicable.


ITEM 8.     EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT
  NO.      DESCRIPTION

    3.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended September 30, 1997 (File No. 1-10728)).

    3.2 Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (No. 33-41089)).

    5.1 Opinion of Kirkpatrick & Lockhart LLP, regarding the legality of the shares being registered hereunder.

   23.1 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

   23.2    Consents of KPMG Peat Marwick LLP.

   23.3    Consent of KPMG Audit Plc.

   23.4    Consent of Ernst & Young LLP.

   24.1    Powers of Attorney (previously filed).

ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                    * * *

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment on Form S-8 to Form S-4 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on this 17th day of July, 1998.


                                    UNITED STATES FILTER CORPORATION


                                    By: /s/ Richard J. Heckmann
                                       -----------------------------------------
                                       Richard J. Heckmann
                                       Chairman of the Board,
                                       Chief Executive Officer and President


      Pursuant to the requirements of the Securities Act, this amendment has been signed by the following persons in the capacities and on the date(s) indicated:

         SIGNATURE             CAPACITY                            DATE

/s/ Richard J. Heckmann
-------------------------      Chairman of the Board, Chief      July 17, 1998
Richard J. Heckmann            Executive Officer and
                               President and a Director

/s/ Kevin L. Spence
-------------------------      Executive Vice President and      July 17, 1998
Kevin L. Spence                Chief Financial Officer
                               (Principal Accounting Officer)

            *
------------------------       Executive Vice President and      July 17, 1998
Michael J. Reardon             Chief Administrative Officer
                               and a Director

            *
------------------------       President and Chief Operating     July 17, 1998
Nicholas C. Memmo              Officer - North American
                               Process Water Group and a
                               Director

            *                  Director                          July 17, 1998
------------------------
James E. Clark


            *                  Director                          July 17, 1998
------------------------
John L. Diederich


            *                  Director                          July 17, 1998
------------------------
Robert S. Hillas


            *                  Director                          July 17, 1998
------------------------
Arthur B. Laffer

            *                  Director                          July 17, 1998
------------------------
Ardon E. Moore

                               Director
------------------------
Alfred E. Osborne, Jr.


            *                  Director                          July 17, 1998
------------------------
J. Danforth Quayle



------------------------       Director
C. Howard Wilkins, Jr.


* /s/ Damian C. Georgino                                        July 17, 1998
------------------------
Damian C. Georgino
as attorney-in-fact

                                  EXHIBIT INDEX



 EXHIBIT
   NO.                         DESCRIPTION
----------   -------------------------------------------------

    5.1 Opinion of Kirkpatrick & Lockhart LLP, regarding the legality of the shares being registered hereunder.

   23.1 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

   23.2      Consents of KPMG Peat Marwick LLP.

   23.3      Consent of KPMG Audit Plc.

   23.4      Consent of Ernst & Young LLP.